Exhibit 4(d)



                    ENTERGY NEW ORLEANS, INC.
                               TO

                HARRIS TRUST COMPANY OF NEW YORK
          (successor to Bank of Montreal Trust Company)

                               And

                      THE BANK OF NEW YORK
 (herein becoming successor to Harris Trust Company of New York)

                               And

                       MARK F. McLAUGHLIN
               (successor to Z. George Klodnicki)

                               And

                      STEPHEN J. GIURLANDO
        (herein becoming successor to Mark F. McLaughlin)

        As Trustees under the Mortgage and Deed of Trust, dated as of May 1, 1987 of Entergy New Orleans, Inc.




                  EIGHTH SUPPLEMENTAL INDENTURE

                Providing among other things for
       General and Refunding Mortgage Bonds designated as
                      First Mortgage Bonds,
                 8.125% Series due July 15, 2005
                        (Eleventh Series)





                    Dated as of July 1, 2000

                   EIGHTH SUPPLEMENTAL INDENTURE






          EIGHTH SUPPLEMENTAL INDENTURE, dated as of July 1, 2000, between ENTERGY NEW ORLEANS, INC., a corporation of the State of Louisiana, whose post office address is 1600 Perdido Building, New Orleans, Louisiana 70112 (the "Company") and HARRIS TRUST COMPANY OF NEW YORK (successor to BANK OF MONTREAL TRUST COMPANY), a corporation of the State of New York, whose principal office is located at 88 Pine Street, New York, New York 10005, (hereinafter sometimes called the "Corporate Trustee") which is hereby resigning as Corporate Trustee effective at the close of business on July 215, 2000, and THE BANK OF NEW YORK, a New York banking corporation, whose principal office is located at 101 Barclay Street, Floor 21 West, New York, New York 10286 (successor Corporate Trustee hereby to Harris Trust Company of New York), and MARK F. McLAUGHLIN (successor to Z. George Klodnicki), whose post office address is 44 Norwood Avenue, Allenhurst, New Jersey 07711, (hereinafter sometimes called the "Co-Trustee"), who is hereby resigning as Co-Trustee effective at the close of business on July 15, 2000, and STEPHEN J. GIURLANDO (successor Co-Trustee hereby to Mark F. McLaughlin), whose address is 63 Euclid Avenue, Massapequa, New York 11758) (the Corporate Trustee and the Co-Trustee being hereinafter together sometimes called the "Trustees"), as resigning and successor Trustees, as the case may be, under the Mortgage and Deed of Trust, dated as of May 1, 1987, executed and delivered by the Company (herein called the "Original Indenture"; the Original Indenture and any and all indentures and instruments supplemental thereto being herein called the "Indenture");

          WHEREAS, the Original Indenture has been duly recorded and filed as required in the State of Louisiana simultaneously with the recording and filing of the First Supplemental Indenture thereto, dated as of May 1, 1987, between the Company and BANK OF MONTREAL TRUST COMPANY and Z. GEORGE KLODNICKI (Mark F. McLaughlin, successor), as trustees (herein called the "First Supplemental Indenture"); and

          WHEREAS, the Original Indenture was recorded in various Parishes in the State of Louisiana; and

          WHEREAS, the Company executed and delivered to the Trustees (as such term and all other defined terms used herein and not defined herein having the respective definitions to which reference is made in Article I below) its Second Supplemental Indenture, dated as of January 1, 1988, its Third Supplemental
Indenture,  dated  as  of March 1, 1993, its  Fourth  Supplemental
Indenture,  dated as of September 1, 1993, its Fifth  Supplemental
Indenture, dated as of April 1, 1995, its Sixth Supplemental Indenture, dated as of March 1, 1996, and its Seventh Supplemental Indenture, dated as of July 1, 1998 each as a supplement to the Original Indenture, which Supplemental Indentures have been duly recorded in various Parishes in the State of Louisiana, which Parishes are the same Parishes in which this Eighth Supplemental Indenture is to be recorded; and

          WHEREAS,   the   Company  has  heretofore   issued,   in
accordance with the provisions of the Indenture, the following series of bonds:

   Series                              Principal     Principal
                                        Amount        Amount
                                        Issued      Outstanding

10.95% Series due May 1, 1997        $75,000,000        None
13.20% Series due February 1, 1991     1,400,000        None
13.60% Series due February 1, 1993    29,400,000        None
13.90% Series due February 1, 1995     9,200,000        None
7% Series due March 1, 2003           25,000,000    25,000,000
8% Series due March 1, 2023           45,000,000    45,000,000
7.55% Series due September 1, 2023    30,000,000    30,000,000
8.67% Series due April 1, 2005        30,000,000        None
8% Series due March 1, 2006           40,000,000    40,000,000
7% Series due July 15, 2008           30,000,000    30,000,000
; and

          WHEREAS, Section 19.04 of the Original Indenture provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Indenture, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted, or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations, restrictions or provisions for the benefit of any one or more series of bonds issued thereunder, or the Company may establish the terms and provisions of any series of bonds by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to be recorded in all of the states in which any property at the time subject to the Lien of the Indenture shall be situated; and

          WHEREAS, the Company desires to create a new series of bonds under the Indenture and to add to its covenants and agreements contained in the Indenture certain other covenants and agreements to be observed by it; and

          WHEREAS, all things necessary to make this Eighth Supplemental Indenture a valid, binding and legal instrument have been performed, and the issue of said series of bonds, subject to the terms of the Indenture, has been in all respects duly authorized;

          NOW,   THEREFORE,  THIS  EIGHTH  SUPPLEMENTAL  INDENTURE
WITNESSETH: That Harris Trust Company of New York, resigning Corporate Trustee, hereby represents that pursuant to an Agreement and Plan of Merger dated as of March 18, 1999, Harris Trust Company of New York merged into Bank of Montreal Trust Company, the Corporate Trustee under the Indenture, and effective July 1, 1999, the combined entity changed its name to Harris Trust Company of New York. By virtue of Section 9.03of the Original Indenture, Harris Trust Company of New York became successor Corporate Trustee under the Indenture, without the execution or filing of any paper or the performance of any further act on the part of any other parties to the Indenture;

          That Harris Trust Company of New York, resigning Corporate Trustee and Mark F. McLaughlin, resigning Co-Trustee are parties to this Eighth Supplemental Indenture solely for the purpose of resigning from their positions as Trustees under the Indenture, as supplemented, and for the purpose of making the representations contained in the immediately preceding paragraph, and that they have no responsibility for the Eleventh Series of bonds being issued hereunder;

          That the undersigned Harris Trust Company of New York is hereby giving written notice to the Company that it is resigning as Corporate Trustee under the Indenture, such resignation to take effect at the close of business on July 15, 2000, unless previously a successor Corporate Trustee shall have been appointed as provided in the Indenture, as heretofore supplemented, in which event such resignation shall take effect immediately on the appointment of such successor Corporate Trustee;

          That, pursuant to Section 9.03 of the Original Indenture, as heretofore supplemented, and by order of its Board of Directors, the Company hereby appoints The Bank of New York as successor Corporate Trustee under the Indenture, as heretofore supplemented, subject to the conditions of Article XVI of the Original Indenture expressed, effective at the close of business on July 15, 2000;

          That the undersigned The Bank of New York, a New York banking corporation having its principal corporate trust office in the Borough of Manhattan, The City of New York, hereby accepts its said appointment by the Company, as successor Corporate Trustee under the Indenture, as heretofore supplemented;

          That the undersigned Harris Trust Company of New York hereby acknowledges receipt of an executed counterpart of this instrument;

          That the undersigned Mark F. McLaughlin is hereby giving written notice to the Company that he is resigning as Co-Trustee under the Indenture, such resignation to take effect at the close of business on July 15, 2000, unless previously a successor Co-Trustee shall have been appointed as provided in the Indenture, as heretofore supplemented, in which event such resignation shall take effect immediately on the appointment of such successor Co-Trustee;

          That, pursuant to Section 9.03 of the Original Indenture, as heretofore supplemented, the undersigned The Bank of New York, as successor Corporate Trustee hereby appoints Stephen
J. Giurlando as successor Co-Trustee under the Indenture, as heretofore supplemented, subject to the conditions of Article XVII of the Original Indenture expressed, effective at the close of business on July 15, 2000, and the Company joins The Bank of New York in such appointment;

          That the undersigned Stephen J. Giurlando, a citizen of the United States of America, hereby accepts his said appointment by The Bank of New York as successor Co-Trustee under the Indenture, as heretofore supplemented;

          That the undersigned Mark F. McLaughlin hereby acknowledges receipt of an executed counterpart of this instrument;

          That the undersigned resigning Trustees will proceed with the giving of the notice of resignation as provided in
Section 16.14 of the Original Indenture in substantially the form provided in Exhibit A hereto annexed;

          That the Company will proceed with the giving of the notice of appointment as provided in Section 16.15 of the Original Indenture in substantially the form provided in Exhibit A hereto annexed; and

          That the Company in consideration of the premises and of Ten Dollars ($10) to it duly paid by the Trustee at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Indenture, according to their tenor and effect and the performance of all provisions of the Indenture (including any modification made as in the Indenture provided) and of said bonds, hath granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over and confirmed and granted a security interest in, and by these presents doth grant, bargain, sell, release, convey, assign, transfer, mortgage, hypothecate, affect, pledge, set over and confirm and grant a security interest in (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto MARK
F. McLAUGHLIN who is hereby resigning as Co-Trustee effective at the close of business on July 15, 2000, and (to the extent of its legal capacity to hold the same for the purposes hereof) to HARRIS TRUST COMPANY OF NEW YORK, which is hereby resigning as Corporate Trustee effective at the close of business on July 15, 2000, and effective at the close of business on July 15, 2000, unto STEPHEN
J. GIURLANDO and (to the extent of its legal capacity to hold the same for the purpose hereof) to THE BANK OF NEW YORK, as Trustees under the Indenture, and to their successor or successors in said trust, and to said Trustees and their successors and assigns forever (1) all rights, legal and equitable, of the Company (whether in accordance with Paragraph 32 of that certain Resolution No. R-86-112, adopted by the Council of the City of New Orleans on March 20, 1986 and accepted by the Company on March 25, 1986, as superseded by Resolution No. R-91-157, effective October 4, 1991, as superseded by Resolution No. R-97-985, effective November 25, 1997, and as further superseded by Resolution No. R-00-271 and Resolution No. R-00-272, each adopted on April 19, 2000 or pursuant to other regulatory authorization or by operation of law or otherwise), in the event of the purchase and acquisition by the City of New Orleans (or any other governmental authority or instrumentality or designee thereof) of properties and assets of the Company, to recover and receive payment and compensation from the City (or from such other governmental authority or instrumentality or designee thereof or any other person) of an amount equal to the aggregate uncollected balance of (A) the deferrals of Grand Gulf 1 Costs (as defined in the Original Indenture) and the deferred carrying charges accrued thereon that have accumulated prior to the City or such other entity providing official notice to the Company of the City's or such other entity's intent to effect such purchase and acquisition and (B) if and to the extent that the City or such other entity and the Company agree that the City or such other entity is liable for all or a portion of the aggregate uncollected balance of such deferrals accumulating thereafter or a court of final resort so holds, such deferrals that have accumulated subsequent to such notice (said rights of the Company, together with the proceeds and products thereof, being defined in the Original Indenture as the
"Municipalization Interest"); and (2) all properties of the Company, real, personal and mixed, of the kind or nature described or mentioned in the Original Indenture; and (3) all properties of the Company specifically described in Article VI hereof and all other properties of the Company, real, personal and mixed, of the kind or nature specifically mentioned in the Original Indenture or of any other kind or nature acquired by the Company on or after the date of the execution and delivery of the Original Indenture (except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted), now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same, the scope and intent of the foregoing or of any general description contained herein or in the Original Indenture, as heretofore supplemented), all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same; all power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, waterways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all telephone, radio and television systems, air-conditioning systems, and equipment incidental thereto, water wheels, water works, water systems, steam heat and hot water plants, substations, electric, gas and water lines, service and supply systems, bridges, culverts, tracks, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof; all machinery, engines, boilers, dynamos, turbines, electric, gas and other machines, prime movers, regulators, meters, transformers, generators (including, but not limited to, engine driven generators and turbogenerator units), motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, towers, overhead conductors and devices, underground conduits, underground conductors and devices, wires, cables, tools, implements, apparatus, storage battery equipment, and all other fixtures and presently; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith and (except as herein or in the Original Indenture, as heretofore supplemented, expressly excepted) all the rights, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property herein or in the Original Indenture, as heretofore supplemented, described.

          TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 11.01 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property, rights and franchises and every part and parcel thereof.

          IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 15.03 of the Original Indenture, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Original Indenture, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and as fully embraced within the Lien of the Original Indenture and the Lien hereof as if such property, rights and franchises were now owned by the Company and were specifically described herein and granted and conveyed hereby.

          PROVIDED that, except as provided herein and in the Original Indenture with respect to the Municipalization Interest, the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder, nor is a security interest therein hereby or by the Original Indenture, as heretofore supplemented, granted or intended to be granted, and the same are hereby expressly excepted from the Lien of the Indenture and the operation of this Eighth Supplemental Indenture, viz.: (1) cash, shares of stock, bonds, notes and other obligations and other securities not heretofore or hereafter specifically pledged, paid, deposited, delivered or held hereunder or covenanted so to be; (2) merchandise, equipment, apparatus, materials or supplies held for the purpose of sale or other disposition in the usual course of business or for the purpose of repairing or replacing (in whole or part)  any  rolling stock, buses, motor coaches,  automobiles  and other vehicles or aircraft or boats, ships, or other vessels and any fuel, oil and similar materials and supplies consumable in the operation of any of the properties of the Company; rolling stock, buses, motor coaches, automobiles and other vehicles and all aircraft; boats, ships and other vessels; all timber, minerals, mineral rights and royalties; (3) bills, notes and other instruments and accounts receivable, judgments, demands, general intangibles and chooses in action, and all contracts, leases and operating agreements not specifically pledged hereunder or under the Original Indenture or covenanted so to be; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the Lien of the Indenture; (5) electric energy, gas, water, steam, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; (6)
any natural gas wells or natural gas leases or natural gas transportation lines or other works or property used primarily and principally in the production of natural gas or its transportation, primarily for the purpose of sale to natural gas customers or to a natural gas distribution or pipeline company, up to the point of connection with any distribution system; and (7) the Company's franchise to be a corporation; provided, however, that the property and rights expressly excepted from the Lien and operation of the Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that either or both of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in
Article XII of the Original Indenture by reason of the occurrence of a Default.

          TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed or in which a security interest has been granted by the Company as aforesaid, or intended so to be (subject, however, to Excepted Encumbrances as defined in Section 1.06 of the Original Indenture), unto MARK F. McLAUGHLIN and STEPHEN J. GIURLANDO and (to the extent of its legal capacity to hold the same for the purposes hereof) to HARRIS TRUST COMPANY OF NEW YORK and THE BANK OF NEW YORK, as resigning and successor Trustees, respectively, and their successors and assigns forever.

          IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Original Indenture, as heretofore supplemented, this Eighth Supplemental Indenture being supplemental thereto.

          AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Original Indenture, as heretofore supplemented, shall affect and apply to the property hereinbefore and hereinafter described and conveyed and to the estate, rights, obligations and duties of the Company and the Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as Trustees of said property in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to said Trustees by the Original Indenture as a part of the property therein stated to be conveyed.

          The Company further covenants and agrees to and with the Trustees and their successor or successors in said trust under the Indenture, as follows:

                             ARTICLE I

               DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.01 Terms From the Original Indenture and First through Seventh Supplemental Indentures. Except as set forth in Section
1.02 below, all defined terms used in this Eighth Supplemental Indenture and not otherwise defined herein shall have the respective meanings ascribed to them in the Original Indenture or the First through the Seventh Supplemental Indentures, as the case may be.

Section 1.02   Certain Defined Terms.   As used in this Eighth
Supplemental Indenture, the following defined terms shall have the respective meanings specified unless the context clearly requires otherwise:
          The term "Adjusted Treasury Rate" shall mean, with respect to any redemption date:

     (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Bonds of the Eleventh Series, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight basis, rounding to the nearest month); or

     (ii) if such release (or any successor release) is not published during the week preceding the calculation date for the Adjusted Treasury Rate or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue(expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

          The term "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the Corporate Trust Office of the Trustee is closed for business.

          The term "Comparable Treasury Issue" shall mean the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Bonds of the Eleventh Series that would be utilized at the time of selection and in accordance with customary financial practice in pricing new issues of corporate debt securities of comparable maturities to the remaining term of the Bonds of the Eleventh Series.

          The term "Comparable Treasury Price" shall mean, with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest such Reference Treasury Dealer Quotations or (ii) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

          The term "Independent Investment Banker" shall mean Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

          The term "Original Indenture" shall have the meaning specified in the first paragraph hereof.

          The term "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          The term "Reference Treasury Dealer" shall mean (i) Morgan Stanley & Co. Incorporated and its respective successors; provided, however, that if it shall cease to be a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker after consultation with the Company.

          The term "Reference Treasury Dealer Quotations" shall mean, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m. on the third Business Day preceding such redemption date.

          The term "Eleventh Series" shall have the meaning specified in Section 2.01.

Section 1.03 References are to Eighth Supplemental Indenture. Unless the context otherwise requires, all references herein to "Articles", "Sections" and other subdivisions refer to the corresponding Articles, Sections and other subdivisions of this Eighth Supplemental Indenture, and the words "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Eighth Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision hereof or to the Original Indenture or any other supplemental indenture thereto.

Section 1.04 Number and Gender. Unless the context otherwise requires, defined terms in the singular include the plural, and in the plural include the singular. The use of a word of any gender shall include all genders.
                            ARTICLE II

                        THE ELEVENTH SERIES

Section  2.01   Bonds of the Eleventh Series.  Pursuant to Section
2.01 of the Original Indenture, there shall be a series of bonds designated 8.125% Series due July 15, 2005 (herein sometimes referred to as "Eleventh Series"), each of which shall also bear the descriptive title "First Mortgage Bond". The form of Bonds of the Eleventh Series shall be substantially in the form of Exhibit B hereto. Bonds of the Eleventh Series shall mature on July 15, 2005 and shall be issued only as fully registered bonds in denominations of One Thousand Dollars and, at the option of the Company, in any multiple or multiples thereof (the exercise of such option to be evidenced by the execution and delivery thereof). Bonds of the Eleventh Series shall bear interest at the rate of eight and one-eighth percent (8.125%) per annum (except as hereinafter provided), payable semi-annually in arrears on January 15 and July 15 of each year, and at maturity or earlier redemption, the first interest payment to be made on January 15, 2001 for the period from the date of original issuance of the Bonds of the Eleventh Series to January 15, 2001; the principal and interest on each said bond to be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, payable in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts. Interest on the Bonds of the Eleventh Series may at the option of the Company be paid by check mailed to the registered owners thereof. Overdue principal and (to the extent permitted by law) overdue interest in respect of the bonds of the Eleventh Series shall bear interest (before and after judgment) at the rate of nine and one-eighth percent (9.125%) per annum. Interest on the Bonds of the Eleventh Series shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the Bonds of the Eleventh Series in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

          The Company reserves the right to establish at any time, by Resolution of the Board of Directors of the Company, a form of coupon bond, and of appurtenant coupons, for the Eleventh Series and to provide for exchangeability of such coupon bonds with the bonds of said Series issued hereunder in fully registered form and to make all appropriate provisions for such purpose.

Section 2.02 Redemption of Bonds of the Eleventh Series. (a) Bonds of the Eleventh Series shall be redeemable, at the option of the Company, in whole at any time, or in part from time to time, prior to maturity, upon notice mailed to each registered owner at his last address appearing on the registry books not less than 30 days nor more than 60 days prior to the date fixed for redemption, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Bonds of the Eleventh Series to be redeemed and (ii) as determined by the Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest on such Bonds of the Eleventh Series being redeemed (excluding the portion of any such interest accrued to such redemption date), discounted (for purposes of determining such present values) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus .250%, plus, in each case, accrued interest thereon to such redemption date .

          (b) Bonds of the Eleventh Series shall also be redeemable in whole or in part, at any time prior to maturity, upon like notice, by the application (either at the option of the Company or pursuant to the requirements of the Original Indenture) of cash delivered to or deposited with the Trustee pursuant to the provisions of Section 9.05 and 11.06 of the Original Indenture, at the special redemption price of 100% of the principal amount of the Bonds of the Eleventh Series being redeemed, plus accrued interest thereon to the redemption date.

          (c) Bonds of the Eleventh Series are also redeemable, at the option of the holders thereof, as provided in Section 3.04 of the First Supplemental Indenture, as heretofore and hereby amended.

Section 2.03 Transfer and Exchange. At the option of the registered owner, any Bonds of the Eleventh Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

          Bonds of the Eleventh Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, New York.

          Upon any such exchange or transfer of Bonds of the Eleventh Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 2.05 of the Original Indenture, but the Company hereby waives any right to make a charge in addition thereto for any such exchange or transfer of Bonds of the Eleventh Series.

Section 2.04 Dating of Bonds and Interest Payments. (a) Each Bond of the Eleventh Series shall be dated as of the date of authentication and shall bear interest from the last preceding interest payment date to which interest shall have been paid (unless the date of such bond is an interest payment date to which interest is paid, in which case from the date of such bond);
provided that each Bond of the Eleventh Series dated prior to January 15, 2001 shall bear interest from the date of original issuance thereof; and provided, further, that if any Bond of the Eleventh Series shall be authenticated and delivered upon a transfer of, or in exchange for or in lieu of, any other Bond or Bonds of the Eleventh Series upon which interest is in default, it shall be dated so that such bond shall bear interest from the last preceding date to which interest shall have been paid on the bond or bonds in respect of which such bond shall have been delivered or from its date of original issuance, if no interest shall have been paid on the Bonds of the Eleventh Series.

          (b) Notwithstanding the foregoing, Bonds of the Eleventh Series shall be dated so that the person in whose name any Bond of the Eleventh Series is registered at the close of business on the Business Day immediately preceding an interest payment date shall be entitled to receive the interest payable on the interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to such close of business and prior to such interest payment date, except if, and to the extent that, the Company shall default in the payment of interest due on such interest payment date, in which case such defaulted interest shall be paid to the persons in whose names Outstanding Bonds of the Eleventh Series are registered on the day immediately preceding the date of payment of such defaulted interest. Any Bond of the Eleventh Series issued upon any transfer or exchange subsequent to such close of business and prior to such interest payment date shall bear interest from such interest payment date. In the event there shall be more than one registered owner of Bonds of the Eleventh Series, then the Company shall not be required to make transfers or exchanges of bonds of said series for a period of fifteen (15) days next preceding any interest payment date of said series.

                            ARTICLE III

             OTHER PROVISIONS FOR RETIREMENT OF BONDS

          Exchange or Redemption upon Merger or Consolidation.

Section 3.01 Redemption Price upon Merger or Consolidation. The second sentence of subsection (a) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture is hereby further amended to insert the following words immediately after the words "the Seventh Supplemental Indenture":

                 "shall (as the New LP&L Bonds being exchanged for
               Bonds of the Eleventh Series) be subject to redemption at the option of the Company on terms similar to those provided in the Eighth Supplemental Indenture,"

The redemption prices for any Bonds of the Eleventh Series redeemed pursuant to subsection (b) of Section 3.04 of the First Supplemental Indenture, as amended and restated by the Seventh Supplemental Indenture, shall be equal to the principal amount of the Bonds of the Eleventh Series to be redeemed, together with accrued interest to the redemption date.

                            ARTICLE IV

                             COVENANTS

Section 4.01 Maintenance of Paying Agency. So long as any bonds of the Eleventh Series are Outstanding, the Company covenants that the office or agency of the Company in the Borough of Manhattan, The City of New York, New York, where the principal of or interest on any bonds of the Eleventh Series shall be payable, shall also be an office or agency where any such bonds may be transferred or exchanged and where notices, presentations or demands to or upon the Company in respect of such bonds or in respect of the Indenture may be given or made.

Section 4.02 Further Assurances. From time to time whenever reasonably requested by the Trustee or the holders of a majority in principal amount of bonds of the Eleventh Series then Outstanding, the Company will make, execute and deliver or cause to be made, executed and delivered any and all such further and other instruments and assurances as may be reasonably necessary or proper to carry out the intention of or to facilitate the performance of the terms of the Indenture or to secure the rights and remedies of the holders of such bonds.

Section 4.03 Limitation on Restricted Payments. (a) So long as any bonds of the Eleventh Series are Outstanding, the Company covenants that it will not declare any dividends on its common stock (other than (1) a dividend payable solely in shares of its common stock or (2) a dividend payable in cash in cases where, concurrently with the payment of such dividend, an amount in cash equal to such dividend is received by the Company as a capital contribution or as the proceeds of the issue and sale of shares of its common stock) or make any distribution on outstanding shares of its common stock or purchase or otherwise acquire for value any outstanding shares of its common stock (otherwise than in exchange for or out of the proceeds from the sale of other shares of its common stock) unless after such dividend, distribution, purchase or acquisition, the aggregate amount of such dividends, distributions, purchases and acquisitions paid or made subsequent to June 30, 2000 (other than any dividend declared by the Company on or before June 30, 2000) does not exceed (without giving effect to (1) any such dividends, distributions, purchases or acquisitions, or (2) any net transfers from earned surplus to stated capital accounts) the sum of (A) the aggregate amount credited subsequent to June 30, 2000, to earned surplus, (B) $150,000,000 and (C) such additional amounts as shall be authorized or approved, upon application by the Company and, after notice, by the SEC under the Holding Company Act.

               For the purpose of this Section 4.03, the aggregate amount credited subsequent to June 30, 2000, to earned surplus shall be determined in accordance with applicable generally accepted accounting principles and practices (or, if in the opinion of the Company's independent public accountants (delivered to the Trustee) there is an absence of any such generally accepted accounting principles and practices as to the determination in question, then in accordance with sound accounting practices) and after making provision for dividends upon any preferred stock of the Company, accumulated subsequent to such date, and in addition there shall be deducted from earned surplus all amounts (without duplication) of losses, write-offs, write-downs or amortization of property, whether extraordinary or otherwise, recorded in and applicable to a period or periods subsequent to June 30, 2000.

                             ARTICLE V

                     MISCELLANEOUS PROVISIONS

Section 5.01 Acceptance of Trusts. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Original Indenture, as heretofore supplemented, set forth and upon the following terms and conditions:

          The  Trustees shall not be responsible in  any
          manner  whatsoever for or in  respect  of  the
          validity   or   sufficiency  of  this   Eighth
          Supplemental Indenture or for or in respect of
          the  recitals contained herein, all  of  which
          recitals  are solely made by the Company.   In
          general,  each  and every term  and  condition
          contained  in  Article  XVI  of  the  Original
          Indenture shall apply to and form part of this
          Eighth  Supplemental Indenture with  the  same
          force  and  effect as if the same were  herein
          set   forth   in  full  with  such  omissions,
          variations and insertions, if any, as  may  be
          appropriate  to make the same conform  to  the
          provisions   of   this   Eighth   Supplemental
          Indenture.

Section 5.02 Effect of Eighth Supplemental Indenture under Louisiana Law. It is the intention and it is hereby agreed that so far as concerns that portion of the Mortgaged and Pledged
Property  situated  within  the State of  Louisiana,  the  general language of conveyance contained in this Eighth Supplemental Indenture is intended and shall be construed as words of hypothecation and not of conveyance, and that so far as the said Louisiana property is concerned, this Eighth Supplemental Indenture shall be considered as an act of mortgage and pledge and granting of a security interest under the laws of the State of Louisiana, and the Trustees herein named are named as mortgagee and pledge and secured parties in trust for the benefit of themselves and of all present and future holders of bonds issued under the Indenture and any coupons thereto issued hereunder, and are irrevocably appointed special agents and representatives of the holders of such bonds and coupons and vested with full power in their behalf to effect and enforce the mortgage and pledge and a security interest hereby constituted for their benefit, or otherwise to act as herein provided for.

Section 5.03 Record Date. The holders of the Bonds of the Eleventh Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of the Bonds of the Eleventh Series entitled to consent, if any such consent is required, to any amendment or supplement to the Indenture or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

Section 5.04 Titles. The titles of the several Articles and Sections of this Eighth Supplemental Indenture shall not be deemed to be any part hereof.

Section 5.05 Counterparts. This Eighth Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

Section 5.06 Governing Law. The laws of the State of New York shall govern this Eighth Supplemental Indenture and the Bonds of the Eleventh Series, except to the extent that the validity or perfection of the Lien of the Indenture, or remedies thereunder, are governed by the laws of a jurisdiction other than the State of New York.


                            ARTICLE VI

                 SPECIFIC DESCRIPTION OF PROPERTY

                           PARAGRAPH ONE

          The Electric Generating Plants, Plant Sites and Stations of the Company, including all electric works, power houses, buildings, pipelines and structures owned by the Company and all land of the Company on which the same are situated and all of the Company's lands, together with the buildings and improvements thereon, and all rights, ways, servitudes, prescriptions, and easements, rights-of-way, permits, privileges, licenses, poles, wires, machinery, implements, switchyards, electric lines, equipment and appurtenances, forming a part of said plants, sites or stations, or any of them, or used or enjoyed, or capable of being used or enjoyed in conjunction with any of said power plants, sites, stations, lands and property.

                           PARAGRAPH TWO

          The Electric Substations, Switching Stations, Microwave installations and UHF-VHF installations of the Company, and the Sites therefor, including all buildings, structures, towers, poles, all equipment, appliances and devices for transforming, converting, switching, transmitting and distributing electric energy, and for communications, and the lands of the Company on which the same are situated, and all of the Company's lands, rights, ways, servitudes, prescriptions, easements, rights-of-way, machinery, equipment, appliances, devices, licenses and appurtenances forming a part of said substations, switching stations, microwave installations or UHF-VHF installations, or any of them, or used or enjoyed or capable of being used or enjoyed in conjunction with any of them.

                          PARAGRAPH THREE

          All and singular the Miscellaneous Lands and Real Estate or Rights and Interests therein of the Company, and buildings and improvements thereon, now owned, or, subject to the provisions of
Section 15.03 of the Original Indenture, hereafter acquired during the existence of this trust.

                          PARAGRAPH FOUR

          The Electric Transmission Lines of the Company, including the structures, towers, poles, wires, cables, switch racks, conductors, transformers, insulators, pipes, conduits, electric submarine cables, and all appliances, devices and equipment used or useful in connection with said transmission lines and systems, and all other property, real, personal or mixed, forming a part thereof or appertaining thereto, together with all rights-of-way, easements, prescriptions, servitudes, permits, privileges, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under or upon any public streets or highways or other lands, public or private.

                          PARAGRAPH FIVE

          The Electric Distribution Lines and Systems of the Company, including the structures, towers, poles, wires, insulators and appurtenances, appliances, conductors, conduits, cables, transformers, meters, regulator stations and regulators, accessories, devices and equipment and all of the Company's other property, real, personal or mixed, forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distribution lines and systems, together with all of the Company's rights-of-way, easements, permits, prescriptions, privileges, municipal or other franchises, licenses, consents, immunities and rights for or relating to the construction, maintenance or operation thereof, through, over, across, under, or upon any public streets or highways or other lands or property, public or private.

                           PARAGRAPH SIX

          The Gas Distributing Systems of the Company, whether now owned or, subject to the provisions of Section 15.03 of the Original Indenture, hereafter acquired, including gas regulator stations, gas main crossings, odorizing equipment, gas metering stations, shops, service buildings, office buildings, expansion tanks, conduits, gas mains and pipes, mechanical storage sheds, boilers, service pipes, fittings, city gates, pipelines, booster stations, reducer stations, valves, valve platforms, connections, meters and all appurtenances, appliances, devices and equipment and all the Company's other property, real, personal or mixed forming a part of or used, occupied or enjoyed in connection with or in anywise appertaining to said distributing systems, or any of them, together with all of the Company's rights-of-way, easements, prescriptions, servitudes, privileges, immunities, permits and franchises, licenses, consents and rights for or relating to the construction, maintenance or operation thereof, in, on, through, across or under any public streets or highways or other lands or property, public or private.

                          PARAGRAPH SEVEN

          All of the franchises, privileges, permits, grants and consents for the construction, operation and maintenance of electric and gas systems in, on and under streets, alleys, highways, roads, public grounds and rights-of-way and all rights incident thereto which were granted by the governing and regulatory bodies of the City of New Orleans, State of Louisiana.

          Also all other franchises, privileges, permits, grants and consents owned or hereafter acquired by the Company for the construction, operation and maintenance of electric and gas systems in, on or under the streets, alleys, highways, roads, and public grounds, areas and rights-of-way and/or for the supply and sale of electricity or natural gas and all rights incident thereto, subject, however, to the provisions of Section 15.03 of the Original Indenture.



          IN WITNESS WHEREOF, ENTERGY NEW ORLEANS, INC. has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its President or one of its Vice Presidents, and its corporate seal to be attested by its Secretary or one of its Assistant Secretaries for and on its behalf, and HARRIS TRUST COMPANY OF NEW YORK, in acknowledgement of its resignation as Corporate Trustee, has caused its corporate name to be hereto affixed, and this instrument to be signed by one of its Authorized Signers and to be attested by one of its Authorized Signers and THE BANK OF NEW YORK, in token of its acceptance of the trust hereby created has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by one of its Vice Presidents or Assistant Vice Presidents and its corporate seal to be attested by one of its Assistant Vice Presidents or Assistant Secretaries, and MARK F. McLAUGHLIN in acknowledgment of his resignation as Co-Trustee and STEPHEN J. GIURLANDO, in token of his acceptance of the trust hereby created, have hereunto set their hands a, all as of the day and year first above written.



                                   ENTERGY NEW ORLEANS, INC.


                                        By:
                                             Nathan E. Langston
                                             Vice President

Attest:



Christopher T. Screen
Assistant Secretary


Executed, sealed and delivered by
  ENTERGY NEW ORLEANS, INC.
  in the presence of:











                                   HARRIS TRUST COMPANY OF NEW YORK
                                   As Resigning Corporate Trustee


                                   By:
                                        Douglas J. MacInnes



Attest:



Assistant Secretary



                                   MARK F. McLAUGHLIN,
                                   As Resigning Co-Trustee


Executed, sealed and delivered by
HARRIS TRUST COMPANY OF NEW YORK
  and MARK F. McLAUGHLIN
  in the presence of:








                                   THE BANK OF NEW YORK
                                   As Successor Corporate Trustee


                                   By:
                                        Robert Massimillo
                                        Assistant Vice President


Attest:



Assistant Secretary



                                   STEPHEN J. GIURLANDO,
                                   As Successor Co-Trustee


Executed, sealed and delivered by
  THE BANK OF NEW YORK and
  STEPHEN J. GIURLANDO
  in the presence of:

STATE OF LOUISIANA   )
                     ) SS.:
PARISH OF ORLEANS    )


          On this _____ day of July, 2000, before me appeared Nathan E. Langston, to me personally known, who, being duly sworn, did say that he is Vice President of ENTERGY NEW ORLEANS, INC., and that the seal affixed to said instrument is the corporate seal of said corporation and that the foregoing instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Nathan E. Langston acknowledged said instrument to be the free act and deed of said corporation.

          On the ______ day of July, 2000, before me personally came Nathan E. Langston, to me known, who, being by me duly sworn, did depose and say that he resides at 125 Ayshire, Slidell, Louisiana 70461; that he is a Vice President of ENTERGY NEW ORLEANS, INC., one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.




                          Sylvia R. Bonin
                           Notary Public
                    Parish of Orleans, State of Louisiana
                    My Commission is Issued for Life

STATE OF NEW YORK     )
                      ) SS.:
COUNTY OF NEW YORK    )


          On this ____ day of July, 2000, before me appeared Douglas J. MacInnes, to me personally known, who, being duly sworn, did say that he is an Authorized Signer of HARRIS TRUST COMPANY OF NEW YORK, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Douglas J. MacInnes acknowledged said instrument to be the free act and deed of said corporation.

          On the ____ day of July, 2000, before me personally came Douglas J. MacInnes, to me known, who, being by me duly sworn, did depose and say that he resides at 20 Yorkshire Road, Hamilton, New Jersey 08610; that he is an Authorized Signer of HARRIS TRUST COMPANY OF NEW YORK, one of the parties described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.




                                     Notary Public, State of New York
                                         No. __________________
                                      Qualified in ________ County
                                   Commission Expires ______________

STATE OF NEW YORK     )
                      ) SS.:
COUNTY OF NEW YORK    )


          On this ___ day of July, 2000, before me personally appeared MARK F. McLAUGHLIN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

          On the ___ day of July, 2000, before me personally came MARK F. McLAUGHLIN, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.




                                     Notary Public, State of New York
                                         No. __________________
                                      Qualified in ________ County
                                   Commission Expires ______________

STATE OF NEW YORK
                    }    ss.:
COUNTY OF NEW YORK

     On this _____ day of July, 2000, before me appeared ROBERT MASSIMILLO to me personally known, who, being by me duly sworn, did say that he is an Assistant Vice President of THE BANK OF NEW YORK, and that the seal affixed to the above instrument is the corporate seal of said corporation and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors, and said Robert Massimillo acknowledged said instrument to be the free act and deed of said corporation.

     On the _____ day of July 2000, before me personally came ROBERT MASSIMILLO, to me known, who, being by me duly sworn, did depose and say that he resides at 87 Brandis Avenue, Staten Island, New York 10312; that he is an Assistant Vice President of THE BANK OF NEW YORK, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.



                                     Notary Public, State of New York
                                         No. __________________
                                      Qualified in ________ County
                                   Commission Expires ______________

STATE OF NEW YORK
                    }    ss.:
COUNTY OF NEW YORK

     On  this  _____ day of July, 2000, before me appeared STEPHEN
J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same as his free act and deed.

     On the _____ day of July, 2000, before me personally came STEPHEN J. GIURLANDO, to me known to be the person described in and who executed the foregoing instrument, and acknowledged that he executed the same.



                                     Notary Public, State of New York
                                         No. _____________
                                      Qualified in _______________ County

                            EXHIBIT A

                    ENTERGY NEW ORLEANS, INC.

       Mortgage and Deed of Trust dated as of May 1, 1987,
                         as supplemented

    NOTICE OF RESIGNATION OF CORPORATE TRUSTEE AND CO-TRUSTEE

     NOTICE IS HEREBY GIVEN, pursuant to Section 16.14 of the above-mentioned Indenture, of the resignation of Harris Trust Company of New York as Corporate Trustee and Mark F. McLaughlin as Co-Trustee under the Indenture, such resignation to take effect at the close of business on July 15, 2000.

                   HARRIS TRUST COMPANY OF NEW YORK
                      as Corporate Trustee

     July 15, 2000

      NOTICE OF APPOINTMENT OF SUCCESSOR CORPORATE TRUSTEE
                    AND SUCCESSOR CO-TRUSTEE

          NOTICE IS HEREBY GIVEN pursuant to Section 16.15 of the above-mentioned Indenture, that by authority of the Board of Directors of Entergy New Orleans, Inc., The Bank of New York has been appointed successor Corporate Trustee under the Indenture and has accepted such appointment, effective at the close of business on July 15, 2000, and that pursuant to
     Section 16.15 of the Indenture, Stephen J. Giurlando has been appointed by The Bank of New York, successor Co-Trustee under the Indenture and has accepted such appointment, effective at the close of business on July 15, 2000.

                   ENTERGY NEW ORLEANS, INC.
                   AND THE BANK OF NEW YORK,
                   As Corporate Trustee

     July 15, 2000

                            EXHIBIT B


              [FORM OF BOND OF THE ELEVENTH SERIES]
            [(See legend at the end of this bond for
      restrictions on transferability and change of form)]

                       FIRST MORTGAGE BOND
                 8.125% Series due July 15, 2005

                                               CUSIP No. _________
No. R- __                                              $_________


          ENTERGY NEW ORLEANS, INC. , a corporation duly organized and existing under the laws of the State of Louisiana (the "Company"), for value received, hereby promises to pay to ____________, or registered assigns, at the office or agency of the Company in The City of New York, New York, the principal sum of $____________ on July 15, 2005 in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay in like manner to the registered owner hereof interest thereon from the date of original issuance hereof , if the date of this bond is prior to January 15, 2001,, or, if the date of this bond is on or after January 15, 2001, from the July 15 or January 15 next preceding the date of this bond to which interest has been paid (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of eight and one-eighth percent (8.125%) per annum in like coin or currency on January 15 and July 15 in each year and at maturity or earlier redemption until the principal of this bond shall have become due and been duly paid or provided for, and to pay interest (before and after judgment) on any overdue principal, premium, if any, and (to the extent permitted by law) on any overdue interest at the rate of nine and one-eighth percent (9.125%) per annum. Interest on this bond shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on this bond in respect of a portion of a month shall be calculated based on the actual number of days elapsed.

          The interest so payable on any interest payment date will, subject to certain exceptions provided in the Mortgage hereinafter referred to, be paid to the person in whose name this bond is registered at the close of business on the Business Day immediately preceding such interest payment date. At the option of the Company, interest may be paid by check mailed on or prior to such interest payment date to the address of the person entitled thereto as such address shall appear on the register of the Company.

          This bond shall not become obligatory until The Bank of New York, the Trustee under the Mortgage, or its successor thereunder, shall have signed the form of authentication certificate endorsed hereon.

          This bond is one of a series of bonds of the Company issuable in series and is one of a duly authorized series known as its General and Refunding Mortgage Bonds, and designated as First Mortgage Bonds 8.125% Series due July 15, 2005 (herein called bonds of the Eleventh Series), all bonds of all series issued under and equally secured by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, called the Mortgage), dated as of May 1, 1987, duly executed by the Company to Bank of Montreal Trust Company (The Bank of New York, successor) and Z. George Klodnicki (Stephen J. Giurlando, successor), as Trustees. Reference is made to the Mortgage for a description of the mortgaged and pledged property, assets and rights, the nature and extent of the lien and security, the respective rights, limitations of rights, covenants, obligations, duties and immunities thereunder of the Company, the holders of bonds and the Trustees and the terms and conditions upon which the bonds are, and are to be, secured, the circumstances under which additional bonds may be issued and the definition of certain terms herein used, to all of which, by its acceptance of this bond, the holder of this bond agrees.

          The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a Default as in the Mortgage provided. The Mortgage provides that in certain circumstances and upon certain conditions, such a declaration and its consequences or certain past defaults and the consequences thereof may be waived by such affirmative vote of holders of bonds as is specified in the Mortgage.

          The Mortgage contains provisions permitting the Company and the Trustee to execute supplemental indentures amending the Mortgage for certain specified purposes without the consent of holders of bonds. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds of the Eleventh Series and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then Outstanding as are specified in the Mortgage.

          Any consent or waiver by the holder of this bond (unless effectively revoked as provided in the Mortgage) shall be conclusive and binding upon such holder and upon all future holders of this bond and of any bonds issued in exchange or substitution herefor, irrespective of whether or not any notation of such consent or waiver is made upon this bond or such other bond.

          No reference herein to the Mortgage and no provision of this bond or of the Mortgage shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this bond in the manner, at the respective times, at the rate and in the currency herein prescribed.

          The bonds are issuable as registered bonds without coupons in the denominations of $1,000 and integral multiples thereof. At the office or agency to be maintained by the Company in The City of New York, New York, and in the manner and subject to the provisions of the Mortgage, bonds may be exchanged for a like aggregate principal amount of bonds of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. This bond is transferable as prescribed in the Mortgage by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in The City of New York, New York, upon surrender of this bond, and upon payment, if the Company shall require it, of the transfer charges provided for in the Mortgage, and, thereupon, a new fully registered bond of the same series for a like principal amount will be issued to the transferee in exchange hereof as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

          This bond is redeemable at the option of the Company under certain circumstances in the manner and at such redemption prices as are provided in the Mortgage. This bond is also redeemable at the option of the owner upon the events, in the manner and at such redemption price as is specified in the Mortgage.

          No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

          As   provided  in  the  Mortgage,  this  bond  shall  be
governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, Entergy New Orleans, Inc. has caused this bond to be signed in its corporate name by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents by his or her signature or a facsimile thereof, and its corporate seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his or her signature or a facsimile thereof.

Dated:

                                   ENTERGY NEW ORLEANS, INC.

                                   By:


                                   Title:


Attest:


Name:

Title:

                       [FORM OF TRUSTEE'S
                   AUTHENTICATION CERTIFICATE]

              TRUSTEE'S AUTHENTICATION CERTIFICATE



          This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned mortgage.


                                   THE BANK OF NEW YORK,
                                   as Trustee,

                                   By:
                                        Authorized Signature


                             LEGEND

          [Unless and until this bond is exchanged in whole or in part for certificated bonds registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this bond may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificate to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

          This bond may be exchanged for certificated bonds registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated bonds to beneficial owners (as certified to the Company by the Depositary).]